Exhibit 1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Prospectus Supplement of Salomon Brothers Mortgage Securities VII, Inc. relating to Mortgage Pass-Through Certificates, Series 1998-NC7 of our report dated January 26, 1998, on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts."


                                        /s/ Pricewaterhousecoopers LLP
                                        ------------------------------
                                            PRICEWATERHOUSECOOPERS LLP



New York, New York
December 16, 1998